UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 20, 2004

Hines Real Estate Investment Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

333-108780 (Commission File Number)	20-0138854 (IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 5000, Houston, Texas (Address of Principal Executive Offices)	77056-6118 (Zip Code)

(888) 220-6121
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

     Purchase of 55 Second Street and 101 Second Street by the Core Fund. On September 21, 2004, Hines Interests Limited Partnership (“Hines”), the sponsor of Hines Real Estate Investment Trust, Inc. (“Hines REIT”), announced the purchase of two office properties by Hines 55 Second Street LP (“Hines 55”) and Hines 101 Second Street LP (“Hines 101”), each indirect subsidiaries of Hines’ affiliate Hines-Sumisei U.S. Core Office Fund, L.P. (the “Core Fund”). Hines 55 acquired an office building located at 55 Second Street and Hines 101 acquired an office building located at 101 Second Street, both located in the central business district of San Francisco, California (the “Properties”). Hines 55 and Hines 101 were formed for the purpose of these acquisitions.

     Hines REIT does not currently own an interest in the Core Fund or the Properties. However, Hines REIT has entered into a contract with an affiliate of Hines to acquire a $35,000,000 interest in the Core Fund. Hines REIT recently commenced a public offering of shares of its common stock and when the minimum offering is reached in this offering, it will invest the net proceeds received therefrom to acquire a portion of this interest.

     The Properties were acquired from Cousins/Meyers II, LLC and Cousins/Meyers Second Street Partners, L.L.C., subsidiaries of Cousins Properties Incorporated. The sellers are unaffiliated with Hines REIT, the Core Fund, Hines or their affiliates. The Properties were acquired on September 20, 2004. The aggregate purchase price for the Properties, including transaction and working capital costs and prepayment and interest rate buy-down fees, was approximately $305,000,000. The acquisition was funded by (i) cash proceeds contributed to the Core Fund or subsidiaries of the Core Fund by affiliates of Hines and third party institutional investors, (ii) proceeds from a $22,978,000 mezzanine loan provided by Prudential Mortgage Capital Company, LLC, (iii), proceeds from an $80,000,000 mortgage loan secured by 55 Second Street made by a subsidiary of Nippon Life Insurance Company, and (iv) the assumption of a mortgage loan secured by 101 Second Street made by the same subsidiary of Nippon Life Insurance Company which, after the closing, had a principal amount of $75,000,000. The purchase price for these acquisitions was determined through negotiations between the seller and the advisor of the Core Fund. Hines REIT will pay no fees or compensation to the Core Fund, its general partner or advisor in connection with the Core Fund’s acquisition of the Properties. In connection with this acquisition, we expect third-party investors in the Core Fund will pay an affiliate of Hines advising the Core Fund acquisition fees totaling approximately $2.3 million.

Item 7.01 Regulation FD Disclosure.

     On September 21, 2004, Hines, the sponsor of Hines REIT, issued a press release relating to this acquisition. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein are deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits.

     To be filed by amendment. Pursuant to Item 7 of Form 8-K, the registrant hereby undertakes to file financials statements filed in response to this item on an amendment to the Current Report on Form 8-K no later than 75 calendar days after September 20, 2004.

     (c) Exhibits

Exhibit
Number	Exhibit Title
99.1	Press Release dated September 21, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HINES REAL ESTATE INVESTMENT TRUST, INC.
September 21, 2004	By:	/s/ Charles N. Hazen
Charles N. Hazen
President and Chief Operating Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Title
99.1	Press Release dated September 21, 2004